Exhibit 99.1

Investors:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

Media:	Liza Montgomery
Corporate Communications
203.338.5280
Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

June 27, 2016

PEOPLE’S UNITED FINANCIAL, INC. TO ACQUIRE SUFFOLK BANCORP

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT), the holding company for People’s United Bank, N.A., announced today a definitive agreement pursuant to which People’s United Financial will acquire Suffolk Bancorp (NYSE: SCNB), of Riverhead, NY, the holding company for Suffolk County National Bank, in a 100% stock transaction valued at approximately $402 million. Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approval and the approval of Suffolk Bancorp’s shareholders.

“We are proud to welcome Suffolk County National Bank to People’s United Bank,” said Jack Barnes, President and Chief Executive Officer of People’s United Financial. “With the 9th largest market share in Suffolk County, a solid relationship-banking approach and loyal, long-tenured customers, Suffolk County National Bank’s strong Long Island presence complements our previous acquisitions and organic growth in the New York Metro area.”

“I couldn’t be more pleased to be a part of People’s United,” said Howard C. Bluver, President and Chief Executive Officer of Suffolk Bancorp. “The highly regarded People’s United brand, broad range of products and services and unique positioning across several attractive markets will benefit Suffolk Bancorp shareholders, customers and employees alike. It is also clear to me that our respective community-oriented cultures, devotion to the highest levels of customer service and conservative risk management philosophies align perfectly. We look forward to leveraging the strengths of our combined organizations to create additional value for all of our current and future stakeholders.”

Bluver will join People’s United Bank as New York Market President and will guide the integration of Suffolk Bancorp while continuing to expand the People’s United franchise in New York. “Howard’s deep roots in the region, his understanding of the local economy and his proven ability for growth will continue our momentum in this important market,” said Barnes.

People’s United Bank and People’s United Community Foundation have a strong tradition of charitable contributions and investing in communities. Recognizing Suffolk Bancorp’s important role in the region, the combined company will enhance efforts to address the needs of individuals, families, and businesses on Long Island with the creation of a regional advisory board. The board, comprising members of Suffolk’s Board of Directors, will be established upon closing of the transaction and will provide insight and guidance in these and other areas.

People’s United expects the transaction to be accretive to earnings, excluding one-time costs, with an IRR of approximately 17% and a tangible book value earn-back under five years. The transaction is expected to close late in the fourth quarter of 2016.

Under the terms of the definitive agreement, which has been approved by both companies’ boards of directors, Suffolk Bancorp shareholders will receive 2.225 shares of People’s United Financial stock for each Suffolk Bancorp share. The transaction is valued at $33.55 per Suffolk Bancorp share, based on the closing price of People’s United’s common stock on June 24, 2016. The receipt of People’s United Financial stock by shareholders of Suffolk Bancorp is expected to be tax-free.

J.P. Morgan Securities LLC served as financial advisor to People’s United and Simpson Thacher & Bartlett LLP served as legal counsel to People’s United.

Keefe, Bruyette & Woods, Inc. served as financial advisor to Suffolk Bancorp, and Wachtell, Lipton, Rosen & Katz served as legal counsel to Suffolk Bancorp.

Conference Call Information

More information regarding the strategic and financial implications of the acquisition will be provided in a People’s United conference call and presentation taking place today, June 27, 2016, at 9 a.m. ET. The call will be broadcast live via http://edge.media-server.com/m/p/dyfn2pph through the company’s website peoples.com. To access the conference call, dial-in information is as follows: Domestic: 877-930-7765 and International: 253-336-7413. Conference ID# 40471796. A replay of the presentation will be available June 27 (midnight) – July 3 (midnight): Domestic: 855-859-2056 and International: 404-537-3406. Conference ID# 40471796.

About People’s United Bank, N.A.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc. (NASDAQ: PBCT), a diversified financial services company with over $39 billion in assets. People’s United Bank, founded in 1842, is a premier, community-based, regional bank in the Northeast offering commercial and retail banking, as well as wealth management services through a network of nearly 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Visit us at peoples.com.

About Suffolk Bancorp

Suffolk Bancorp (NYSE: SCNB) is a one-bank holding company that provides commercial banking and financial services through Suffolk County National Bank (“SCNB”), its wholly owned subsidiary. Founded in 1890, SCNB is headquartered in Riverhead, NY and serves the Long Island market, incorporating Long Island’s East End, western Suffolk, and Nassau counties as well as Manhattan and the other Boroughs. SCNB is a nationally chartered commercial bank offering a full range of products and services including deposit accounts, commercial, multi-family and consumer lending, residential mortgages, cash management, and investment services.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving People’s United Financial, Inc. (“People’s United”) and Suffolk Bancorp (“Suffolk”). People’s United intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Suffolk and a prospectus of People’s United, and each party will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the Suffolk shareholders seeking any required shareholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of Suffolk are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by People’s United and Suffolk with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by People’s United may be obtained free of charge from People’s United at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information”, and the documents filed by Suffolk may be obtained free of charge from Suffolk at www.scnb.com under the tab “Investor Relations” and then under the tab “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from People’s United upon written request to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, or by calling 203.338.4581, or from Suffolk upon written request to Suffolk Bancorp, 4 West Second Street, Riverhead, New York 11901, Attn: Investor Relations, or by calling (631) 208-2400.

People’s United and Suffolk and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Suffolk in favor of the approval of the merger. Information regarding People’s United’s directors and executive officers is contained in People’s United’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 11, 2016, which are filed with the SEC. Information regarding Suffolk’s directors and executive officers is contained in Suffolk’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated April 6, 2016, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, People’s United’s and Suffolk’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in People’s United’s and Suffolk’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Suffolk shareholders on the expected terms and schedule, and including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the Suffolk business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People’s United’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes; capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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People’s United Bank. “What know-how can do.” SM

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